Exhibit 21.1

SUBSIDIARIES OF LOAR HOLDINGS INC.

Name of Subsidiary	Jurisdiction of Organization
Loar Group Inc.	Delaware
Freeman Composites Company LLC	Delaware
Aviation Manufacturing Group, LLC, d/b/a The Freeman Company	Illinois
AGC Acquisition LLC	Delaware
Terry’s Precision Products LLC	Delaware
SAF Industries LLC, d/b/a Gar Kenyon	Connecticut
General Ecology, Inc.	Pennsylvania
Applied Engineering, Inc.	South Dakota
Xpedition Holdings, Inc.	Delaware
Maverick Molding Co.	Ohio
St. Julian Materials, LLC	Delaware
BAM, Inc.	Pennsylvania
SMR Acquisition LLC	Delaware
Hydra-Electric Company	California
Pacific Piston Ring Co., Inc.	California
Safe Flight Instrument, LLC	New York
SCHROTH Safety Products LLC	Delaware
DAC Engineered Products, LLC	Delaware
AOG-Seginus Holding Company LLC	Delaware
AOG Aviation Spares LLC	Delaware
Seginus Aerospace LLC	Delaware
SCHROTH Acquisition GmbH	Germany
SCHROTH Safety Products GmbH	Germany
CAV Acquisition Limited	United Kingdom
CAV Systems Group Limited	United Kingdom
CAV Systems Holdings Limited	United Kingdom
CAV Systems Limited	United Kingdom
CAV Ice Protection Inc.	Kansas
CAV Ice Protection Limited	United Kingdom
CAV Advanced Technologies Limited	United Kingdom

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